Exhibit 10(a)

AMENDMENT XXV

Effective November 1, 2005

Amendment XXV to the Automatic Reinsurance Agreement, effective April 1, 1984, between ReliaStar Life Insurance Company (Reinsurer) and ReliaStar Life Insurance Company of New York (Company).

The parties to the Reinsurance Agreement recognize that certain language was inadvertently left out of Amendment XXIV and have agreed to correct Amendment XXIV by adding the missing language via Amendment XXV.

It is hereby agreed that effective on and after November 1, 2005 the Reinsurance Agreement shall be amended as follows:

Article I Paragraph 2, is amended for policies issued on and after the effective date of this Amendment, as follows:

Except as specified in Paragraph 5, whenever coverage is available under this Agreement, as specified in Paragraph 1 of this Article I, the company shall cede and the Reinsurer shall automatically accept the excess over the Company’s designated maximum retention up to the maximum automatic binding limits specified in Exhibit I. In addition, it is agreed that Company may enter into reinsurance arrangements whereby Company will cede risks to certain reinsurers prior to ceding Company’s excess retention to Reinsurer. To the extent the Company’s designated maximum retention is exceeded after ceding amounts under any other reinsurance arrangements, Reinsurer shall accept amounts in excess of Company’s retention as provided in this Agreement.

Except as herein specified, all the terms and conditions of the Reinsurance Agreement shall apply, and this Amendment is to be added to and made part of the aforesaid Agreement.

In witness of the above, ReliaStar Life Insurance Company and ReliaStar Life Insurance Company of New York have by their respective officers executed and delivered this Amendment XXV in duplicate on the dates indicated below, with an Effective date of November 1, 2005

RELIASTAR LIFE INSURANCE COMPANY		RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
By:	/s/ Richard Lau	By:	/s/ Richard Lau
	Richard Lau		Richard Lau
Title:	Vice President & Actuary	Title:	Vice President & Actuary

Date:	7-10-06	Date:	7-10-06
Attest:	/s/ Mary Broesch	Attest:	/s/ Mary Broesch
	Mary Broesch		Mary Broesch
Title:	Vice President & Actuary	Title:	Vice President & Actuary

Date:	July 10, 2006	Date:	7-10-06